EXHIBIT 99.1

            Digital Recorders, Inc. Supports Transit Watch

   DALLAS--(BUSINESS WIRE)--Nov. 19, 2003--Digital Recorders, Inc.
(Nasdaq:TBUS):

   --  Federally Sponsored Public Awareness Program Promotes Transit
        Security

   --  CEO Urges Americans to Bolster Transit Security by Providing
        Critical Intelligence to Transit and Law Enforcement
        Officials, Especially During Busy Holiday Travel Season

   Digital Recorders, Inc. (DRI) (Nasdaq:TBUS), a market leader in transit, transportation, and law enforcement digital communications and audio enhancement systems, announced today its support of "Transit Watch," a new public awareness and education campaign patterned after the successful "Neighborhood Watch" program that is being initiated in communities across the country to promote transit security.
   "The Transit Watch program promotes community awareness of transit security issues and active cooperation with transit and law enforcement officials as ways of maintaining a safe and secure transit environment," David L. Turney, the Company's Chairman, Chief Executive Officer, and President, said. "The Transit Watch program's success depends upon the collaboration of all Americans to help ensure our transit system is safe and secure. As the 'eyes and ears' of the nation's transit system, everyone can play a vital role in bolstering transit security by providing critical intelligence to transit and law enforcement officials. And while reporting transit security issues is important each day of the year, it is especially important during the busy holiday travel season."
   Mr. Turney said the Transit Watch program will help educate the public about what to look for and how to respond in the event of a potential or actual emergency, and it will go a long way toward making people everywhere feel more secure about using public transit. He encourages DRI shareholders to take a proactive stance on transit security: "You should always report security issues or concerns to the proper local transit and law enforcement officials. And if your community doesn't have a Transit Watch program, write to your local transit authority and ask them to start one."

   Travel Preparedness Tips

   -- Create an advanced plan for maintaining contact with family members in case you are separated as a result of an emergency or heavy traffic. Select a location as a family meeting point.

   -- Create an advanced plan for maintaining contact with close friends and colleagues during extended travel and emergency periods.

   -- Regularly maintain a record of your emergency contact information. Make sure your family, friends and colleagues have access to your emergency contact information. Keep an emergency contact quick reference card -- including your complete name, address, phone numbers, critical health information (such as your current medications and dosages), and key family contacts -- in your wallet or pocketbook at all times.

   -- Identify alternate routes and means of reaching your meeting point in the event your main route is impassable. Keep local maps handy for reference.

   -- Be on the alert for suspicious individuals, behavior, and/or unattended packages, and immediately report what you see and hear to transit or law enforcement personnel.

   About the Transit Watch Program

   The Transit Watch program is part of a nationwide initiative developed by the U.S. Department of Transportation's Federal Transit Administration (FTA). In structuring the program, the FTA worked with industry partners, including the American Public Transportation Association, the Community Transportation Association of America, the Amalgamated Transit Union, and the Transportation Security Administration.
   The Transit Watch program encourages everyone who works for or uses the transit system to be aware of their surroundings and alert to activities, packages, or situations that seem suspicious. If something out of the ordinary and potentially dangerous is observed, it should be reported immediately to the proper transit or law enforcement authorities. The public should look for signs promoting safety awareness on strategic transit vehicles and at transit locations -- buses, benches, stations, ticket kiosks, etc.
   For details about the national Transit Watch program, visit the FTA's website at www.fta.dot.gov.

   About the Company

   Digital Recorders, Inc. is a market leader in transit, transportation and law enforcement digital communications and audio enhancement systems using proprietary software applications. Our products improve the flow and mobility of people through transportation infrastructure, as well as enhance law enforcement agencies' surveillance capabilities. Our transit communications products -- TwinVision(R) and Mobitec route destination signage systems, Talking Bus(R) voice announcement systems, and Internet-based, automatic vehicle monitoring systems -- enhance public transportation around the globe. Our electronic surveillance tools, including microphone amplifiers and processors, countermeasures devices, speech activity detectors, and radio/television noise cancellers, help law-enforcement agencies worldwide capture, arrest and prosecute criminals. For more information about DRI and its operations worldwide, go to www.digrec.com.

   Forward-Looking Statements

   This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statement, express or implied, concerning future events or expectations is a forward looking statement. Use of words such as "expect," "fully expect," "expected," "appears," "believe," "plan," "anticipate," "would," "goal," "potential," "potentially," "range," "pursuit," "run rate," "stronger," "preliminarily," etc., is intended to identify forward-looking statements that are subject to risks and uncertainties, including those described below. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated. The risks associated with forward-looking statements include, but are not limited to, product demand and market acceptance risks, the impact of competitive products and pricing, the effects of economic conditions and trade, legal, social and economic risks, such as import, licensing and trade restrictions, the results of implementing the Company's business plan, and the impact on the Company of its relationship with its lender. Refer to the Company's various Securities and Exchange Commission filings, such as its Forms 10-Q and 10-K, for further information about forward-looking statements.

    CONTACT: Digital Recorders, Inc., Dallas
             Veronica B. Marks, 214-378-4776
             Fax: 214-378-8437
             veronicam@digrec.com